EXHIBIT 99.1

Community West Bancshares Earns $1.1 Million in Second Quarter 2016; Fueled by Loan and Deposit Growth, Strong Net Interest Margin and Improving Asset Quality; Book Value Per Common Share Increases to $7.81; Declares Quarterly Cash Dividend of $0.035 Per Common Share

GOLETA, Calif, July 29, 2016 (GLOBE NEWSWIRE) -- Community West Bancshares (Community West or the Company), (NASDAQ:CWBC), parent company of Community West Bank (Bank), today reported net income of $1.1 million in the second quarter of 2016 (2Q16) compared to net income of $1.3 million in the first quarter of 2016 (1Q16) and a net loss of $2.3 million in the second quarter of 2015 (2Q15).

In the first six months of the year, Community West reported net income of $2.4 million compared to a net loss of $572,000 in the first six months of 2015.  Excluding the net loan litigation settlement, Community West’s net income for the second quarter and the six-month period in 2015 would have been $1.9 million and $3.6 million, respectively. (See “NON-GAAP FINANCIAL INFORMATION”)

“Our momentum during the first half of the year has been fueled by robust loan and deposit growth, and continued improvements in credit quality,” stated Martin E. Plourd, President and Chief Executive Officer. “Our results reflect the investment in our future, with new branches in San Luis Obispo and Oxnard scheduled to open later this year, as well as the relocation of our Santa Maria branch. With the consolidation among banks in our market areas in recent years, we continue to offer responsive and flexible service from a locally-owned and operated bank.”

2Q16 Financial Highlights

  Nonaccrual loans, net, decreased 49.4% to $4.0 million, or 0.70% of net loans at June 30, 2016, compared to $7.9 million, or 1.53% of net loans, a year ago, representing the lowest level since 3Q07.
  Net income available to common stockholders for 2Q16 was $1.1 million, or $0.13 per diluted share.
  Annualized return on average assets was 0.72%.
  Annualized return on average common equity was 7.15%.
  Net interest margin was 4.47%.
  Net loans increased 10.3% to $564.8 million at June 30, 2016, compared to $511.9 million a year ago.
  Non-interest-bearing deposits increased 15.5% to $83.5 million at June 30, 2016, compared to $72.3 million a year ago.
  Book value per common share was $7.81 at June 30, 2016, compared to $7.19 a year ago.
  The Bank continues to be well-capitalized per banking regulations with its total risk-based capital ratio at 13.53% and Tier 1 leverage ratio at 10.53% at June 30, 2016.
  Received approval to open a full-service branch office in Oxnard.

Income Statement

“Higher than industry average loan yields and periodic loan interest recoveries continue to contribute to our net interest margin remaining in the mid-4% range,” said Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer.  Second quarter net interest margin was 4.47% compared to 4.45% in 1Q16 and 5.08% in 2Q15.  In 2Q15, 51 basis points of the asset yields were attributable to two large past due loan relationships which were paid in full.  In the first six months of 2016, the net interest margin was 4.46%.  In the first six months of 2015, the same two loans contributed 26 basis points to the asset yields.

Net interest income for 2Q16 was $6.9 million, a 3.0% increase compared to $6.7 million in the preceding quarter and a 2.8% decrease compared to $7.1 million in 2Q15.  Year-to-date, net interest income increased to $13.6 million compared to $13.5 million in the same period a year ago.  Non-interest income was $577,000 in 2Q16, a slight decrease compared to $579,000 in 1Q16 and a 21.7% decrease compared to $737,000 in 2Q15.  In the first six months of 2016, non-interest income was $1.2 million, which was relatively unchanged compared to the first six months of 2015.

Non-interest expenses totaled $5.5 million in 2Q16, compared to $5.3 million in 1Q16.  The increase compared to the preceding quarter is largely due to the business development of the Bank’s Northern region, consisting of San Luis Obispo and north Santa Barbara counties.  In the second quarter of 2015, we settled a claim for $7.2 million, net, and, primarily as a result of this settlement, Community West’s 2Q15 non-interest expenses totaled $12.4 million and non-interest expenses for the first six months of 2015 totaled $17.2 million.  Excluding this one-time settlement, non-interest expenses would have been approximately $5.2 million in 2Q15 and would have been approximately $10.0 million for the first six months of 2015.  (See “NON-GAAP FINANCIAL INFORMATION”)  Year-to-date non-interest expenses were $10.8 million compared to $17.2 million in the like period a year ago.

Balance Sheet

Total assets were $642.6 million at June 30, 2016, a 3.2% increase compared to three months earlier and a 9.4% increase compared to one year ago.  Net loans increased 4.6% to $564.8 million at June 30, 2016, compared to $540.2 million at March 31, 2016, and increased 10.3% compared to $511.9 million a year ago.  Commercial real estate loans outstanding were up 21.2% from year ago levels to $207.7 million at June 30, 2016, and comprise 36.3% of the total loan portfolio.  Manufactured housing loans were up 10.2% from year ago levels to $188.3 million and represent 32.9% of total loans.  Commercial loans increased 14.0% from year ago levels to $106.7 million and represent 18.7% of the total loan portfolio and SBA loans decreased 22.8% from a year ago to $41.2 million and represent 7.2% of the total loan portfolio.

Deposits totaled $565.2 million at June 30, 2016, up 3.5% compared to $546.1 million at March 31, 2016 and grew 12.9% compared to $500.6 million a year earlier.  Core deposits, defined as non-interest-bearing checking, interest-bearing checking, money market accounts, savings accounts and retail certificates of deposit totaled $424.5 million at June 30, 2016 and comprise 75.1% of total deposits, compared to $392.8 million, or 78.5% of total deposits, a year ago.

Stockholders’ equity was $63.2 million at June 30, 2016, compared to $62.4 million at March 31, 2016, and $64.5 million a year ago.  Book value per common share improved to $7.81 at June 30, 2016 compared to $7.71 at March 31, 2016, and $7.19 a year ago.

Credit Quality

“Asset quality continues to improve and is now better than the average for both national banks and banks of our size.  Due to robust loan growth, especially during the end of the quarter, we recorded a provision for loan losses during the second quarter,” said Plourd.  The loan loss provision was $61,000 in 2Q16, compared to a negative loan loss provision of $247,000 in 1Q16, and a negative provision of $584,000 in 2Q15.  Net loan recoveries were $148,000 in 2Q16 compared to $150,000 in 1Q16 and $552,000 in 2Q15.

The allowance for loan losses was $7.0 million at June 30, 2016, or 1.37% of total loans held for investment, compared to 1.41% at March 31, 2016, and 1.60% a year ago.  Net nonaccrual loans decreased 16.7% to $4.0 million, or 0.70% of total loans at June 30, 2016, compared to $4.8 million, or 0.88% of total loans, three months earlier, and decreased 49.4% compared to $7.9 million, or 1.53% of total loans, a year ago.

Of the $4.0 million in net nonaccrual loans, $1.2 million were manufactured housing loans, $966,000 were SBA 504 1st loans, $852,000 were commercial real estate loans, $541,000 were home equity loans, $224,000 were SBA loans and $199,000 were single family real estate loans.

Other assets acquired through foreclosure totaled $129,000 at June 30, 2016, compared to $176,000 three months earlier and $267,000 a year earlier.  Nonaccrual loans plus other assets acquired through foreclosure, net of SBA/USDA guarantees, totaled $4.1 million, or 0.64% of total assets, at June 30, 2016, compared to $5.0 million, or 0.80% of total assets, three months earlier and $8.2 million, or 1.40% of total assets, a year ago.

Cash Dividend Declared

The Company’s Board of Directors declared a quarterly cash dividend of $0.035 per common share, payable August 31, 2016 to common shareholders of record on August 12, 2016.

Stock Repurchase Program
On August 31, 2015, the Company announced that the Board of Directors authorized a common stock repurchase program of up to $3 million.  During 2Q16, the Company bought back 30,530 shares.  As of June 30, 2016, 141,783 shares had been repurchased at an average price of $7.08 per share.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has five full-service California branch banking offices, in Goleta, Santa Barbara, Santa Maria, Ventura and Westlake Village and one loan production office in San Luis Obispo. The principal business activities of the Company are Relationship business banking, Manufactured Housing lending and SBA lending.

Safe Harbor Disclosure

This release contains forward-looking statements that reflect management's current views of future events and operations.  These forward-looking statements are based on information currently available to the Company as of the date of this release.  It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015

Interest income
Loans, including fees	$7,414	$7,175	$7,410	$14,589	$14,122
Investment securities and other	260	269	285	529	590
Total interest income	7,674	7,444	7,695	15,118	14,712
Interest expense
Deposits	704	651	569	1,355	1,174
Other borrowings and convertible debt	73	72	15	145	76
Total interest expense	777	723	584	1,500	1,250
Net interest income	6,897	6,721	7,111	13,618	13,462
Provision for loan losses	61	(247)	(584)	(186)	(1,552)
Net interest income after provision for loan losses	6,836	6,968	7,695	13,804	15,014
Non-interest income
Other loan fees	282	275	370	557	545
Document processing fees	136	115	131	251	223
Service charges	102	90	87	192	160
Other	57	99	149	156	289
Total non-interest income	577	579	737	1,156	1,217
Non-interest expenses
Salaries and employee benefits	3,494	3,452	3,202	6,946	6,317
Occupancy, net	581	486	487	1,067	932
Professional services	278	179	276	457	524
Advertising and marketing	212	81	152	293	232
Depreciation	175	149	96	324	187
Data processing	169	171	134	340	253
FDIC assessment	99	97	82	196	153
Stock-based compensation	84	80	218	164	260
Loan servicing and collection	(89)	179	182	90	271
Loan litigation settlement, net	-	-	7,153	-	7,153
Other	503	462	399	965	870
Total non-interest expenses	5,506	5,336	12,381	10,842	17,152
Income (loss) before provision for income taxes	1,907	2,211	(3,949)	4,118	(921)
Provision for income taxes	782	928	(1,607)	1,710	(349)
Net income (loss)	1,125	1,283	(2,342)	2,408	(572)
Dividends and accretion on preferred stock	-	-	136	-	276
Discount on partial redemption of preferred stock	-	-	(110)	-	(129)
Net income (loss) available (attributable) to common stockholders	$1,125	$1,283	$(2,368)	$2,408	$(719)
Earnings per share:
Basic	$0.14	$0.16	$(0.29)	$0.30	$(0.09)
Diluted	$0.13	$0.16	$(0.29)	$0.29	$(0.09)

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	June 30,	March 31,	June 30,	December 31,
	2016	2016	2015	2015

Cash and cash equivalents	$2,665	$2,499	$1,379	$2,789
Time and interest-earning deposits in other financial institutions	24,604	26,538	22,008	32,829
Investment securities	30,782	35,633	31,940	30,466
Loans:
Commercial	106,650	107,386	93,582	107,510
Commercial real estate	207,664	185,458	171,258	179,491
SBA	41,176	42,890	53,381	47,880
Manufactured housing	188,315	182,018	170,860	177,891
Single family real estate	17,203	17,919	18,215	19,073
HELOC	10,803	10,885	11,226	10,934
Other	43	425	595	683
Total loans	571,854	546,981	519,117	543,462

Loans, net
Held for sale	60,086	61,897	65,484	64,488
Held for investment	511,768	485,084	453,633	478,974
Less: Allowance for loan losses	(7,028)	(6,819)	(7,243)	(6,916)
Net held for investment	504,740	478,265	446,390	472,058
NET LOANS	564,826	540,162	511,874	536,546

Other assets	19,747	17,923	20,073	18,583

TOTAL ASSETS	$642,624	$622,755	$587,274	$621,213

Deposits
Non-interest-bearing demand	$83,524	$70,587	$72,256	$76,469
Interest-bearing demand	250,036	250,404	251,238	250,509
Savings	14,173	14,294	14,312	13,690
Certificates of deposit ($250,000 or more)	74,622	67,995	44,694	66,722
Other certificates of deposit	142,829	142,795	118,097	136,948
Total deposits	565,184	546,075	500,597	544,338
Other borrowings	10,500	10,500	20,000	10,500
Other liabilities	3,702	3,741	2,129	4,431
TOTAL LIABILITIES	579,386	560,316	522,726	559,269

Stockholders' equity	63,238	62,439	64,548	61,944

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
	$642,624	$622,755	$587,274	$621,213

Shares outstanding	8,098	8,103	8,204	8,206

Book value per common share	$7.81	$7.71	$7.19	$7.55

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands except per share amounts)(Unaudited)
	Three Months Ended	Three Months Ended	Three Months Ended	Six Months Ended
PERFORMANCE MEASURES AND RATIOS	Jun. 30, 2016	Mar. 31, 2016	Jun. 30, 2015	Jun. 30, 2016	Jun. 30, 2015
Return on average common equity	7.15%	8.23%	-15.07%	7.69%	-1.87%
Return on average assets	0.72%	0.83%	-1.64%	0.78%	-0.20%
Efficiency ratio	73.67%	73.10%	157.64%	73.39%	116.83%
Net interest margin	4.47%	4.45%	5.08%	4.46%	4.87%

	Three Months Ended	Three Months Ended	Three Months Ended	Six Months Ended
AVERAGE BALANCES	Jun. 30, 2016	Mar. 31, 2016	Jun. 30, 2015	Jun. 30, 2016	Jun. 30, 2015
Average assets	$631,318	$618,283	$572,077	$624,808	$568,198
Average earning assets	620,125	607,872	561,447	613,999	557,714
Average total loans	558,841	543,555	496,691	551,198	495,333
Average deposits	553,943	540,539	493,414	547,241	487,506
Average equity (including preferred stock)	63,277	62,678	68,322	62,958	67,773
Average common equity (excluding preferred stock)	63,277	62,678	62,336	62,958	61,639

EQUITY ANALYSIS	Jun. 30, 2016	Mar. 31, 2016	Jun. 30, 2015
Total equity	$63,238	$62,439	$64,548
Less: senior preferred stock	-	-	(5,574)
Total common equity	$63,238	$62,439	$58,974

Common stock outstanding	8,098	8,103	8,204
Book value per common share	$7.81	$7.71	$7.19

ASSET QUALITY	Jun. 30, 2016	Mar. 31, 2016	Jun. 30, 2015
Nonaccrual loans, net	$3,988	$4,807	$7,949
Nonaccrual loans, net/total loans	0.70%	0.88%	1.53%
Other assets acquired through foreclosure, net	$129	$176	$267

Nonaccrual loans plus other assets acquired through foreclosure, net	$4,117	$4,983	$8,216
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.64%	0.80%	1.40%
Net loan (recoveries)/charge-offs in the quarter	$(148)	$(150)	$(552)
Net (recoveries)/charge-offs in the quarter/total loans	-0.03%	-0.30%	-0.11%

Allowance for loan losses	$7,028	$6,819	$7,243
Plus: Reserve for undisbursed loan commitments	89	74	40
Total allowance for credit losses	$7,117	$6,893	$7,283
Allowance for loan losses/total loans held for investment	1.37%	1.41%	1.60%
Allowance for loan losses/nonaccrual loans, net	176.23%	141.86%	91.12%

Community West Bank *
Tier 1 leverage ratio	10.53%	10.55%	11.06%
Tier 1 risk-based capital ratio	12.28%	12.59%	13.14%
Total risk-based capital ratio	13.53%	13.84%	14.40%

INTEREST SPREAD ANALYSIS	Jun. 30, 2016	Mar. 31, 2016	Jun. 30, 2015
Yield on total loans	5.34%	5.31%	5.98%
Yield on investments	2.57%	2.58%	2.98%
Yield on interest earning deposits	0.46%	0.57%	0.32%
Yield on earning assets	4.98%	4.93%	5.50%

Cost of interest-bearing deposits	0.59%	0.56%	0.54%
Cost of total deposits	0.51%	0.48%	0.46%
Cost of borrowings	2.80%	2.76%	0.94%
Cost of interest-bearing liabilities	0.64%	0.61%	0.55%

* Capital ratios are preliminary until the Call Report is filed.

NON-GAAP FINANCIAL INFORMATION
(Unaudited)
	Three Months Ended	Six Months Ended
NON-GAAP PERFORMANCE MEASURES	Jun. 30, 2015	Jun. 30, 2015
Return on average common equity, excluding loan litigation settlement, net (1)	12.02%	11.90%
Return on average assets, excluding loan litigation settlement, net (1)	1.31%	1.29%
Efficiency ratio, excluding loan litigation settlement, net (2)	66.62%	68.12%

NON-GAAP EARNINGS PER SHARE
Basic (3)	$0.22	$0.43
Diluted (3)	$0.22	$0.41

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
	Three Months Ended	Six Months Ended
	Jun. 30, 2015	Jun. 30, 2015
	(in thousands)
Net income	$(2,342)	$(572)
Loan litigation settlement, net	7,153	7,153
Tax effect on loan litigation settlement, net	(2,943)	(2,943)
Net income, excluding loan litigation settlement, net (3)	$1,868	$3,638

	Three Months Ended	Six Months Ended
	Jun. 30, 2015	Jun. 30, 2015
	(in thousands)
Total non-interest expenses	$12,381	$17,152
Loan litigation settlement, net	(7,153)	(7,153)
Total non-interest expenses, excluding loan litigation settlement, net (3)	$5,228	$9,999

(1) The Company believes these non-GAAP ratios provide a useful metric with which to analyze and evaluate the financial condition of the Company
(2) The Company believes this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company
(3) The Company believes these non-GAAP measurements are a key indicator of the ongoing earnings power of the Company

Contact:
Charles G. Baltuskonis, EVP & CFO
805.692.5821
www.communitywestbank.com